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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                                   Pursuant to

                             Section 13 or 15(d) of



                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 4, 2001

                              --------------------

                                 STEMCELLS, INC.
             (Exact name of registrant as specified in its charter)

 DELAWARE                         0-19871                          94-3078125

(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
    of incorporation)                                    Identification Number)



                                2155 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304

          (Address, of principal executive offices, including zip code)



                                 (650) 475-3100

               (Registrant's Telephone number including area code)
                              --------------------






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Item 5. OTHER EVENTS

     On December 4, 2001, the Company entered into an agreement with Millennium Partners, L.P. to cancel the adjustable warrants issued in July 2000 and June 2001 to Millennium. In connection with the cancellation, Millennium exercised the warrants on a cashless basis for an aggregate of 176,101 shares of the Company's common stock. The Company no longer has any adjustable warrants outstanding.

     Also on December 4, 2001, the Company issued 5,000 shares of a new series of 3% cumulative convertible preferred stock and a warrant to purchase 350,877 shares of common stock to a wholly owned subsidiary of Millennium for an aggregate purchase price of $5,000,000.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                STEMCELLS, INC.


                                By: /s/ George Koshy
                                ----------------------------
                                George Koshy
                                Controller and Acting Chief Financial Officer


Date: December 7, 2001




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                                  EXHIBIT INDEX



  4.1 Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 3% Cumulative Convertible Preferred Stock for StemCells, Inc.

  4.2 Warrant issued on December 4, 2001 by StemCells, Inc. to Riverview Group, L.L.C. for purchase of common stock.

 10.1 Subscription Agreement dated as of December 4, 2001 between StemCells, Inc. and Riverview Group, L.L.C.

 10.2 Registration Rights Agreement dated as of December 4, 2001 between StemCells, Inc. and Riverview Group, L.L.C.

 10.3 Agreement dated as December 4, 2001 between StemCells, Inc. and Millennium Partners, L.P.

 10.4 Agreement dated as December 4, 2001 among StemCells, Inc., Millennium Partners, L.P. and Riverview Group, L.L.C.

 99.1     Press release dated as of December 6, 2001




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